UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2009 (December 20, 2009)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2009, Alcoa Inc. (“Alcoa”) and Saudi Arabian Mining Company (“Ma’aden”) entered into an Aluminium Project Framework Shareholders’ Agreement (the “JV Shareholders’ Agreement”) setting forth the terms of a joint venture between them for the development, construction, ownership and operation of an integrated bauxite mine, alumina refinery, aluminum smelter, and rolling mill in the Kingdom of Saudi Arabia (the “Joint Venture”). A press release issued by Alcoa on December 21, 2009 announcing the agreement to form the Joint Venture was filed as an exhibit to Alcoa’s Current Report on Form 8-K dated December 21, 2009.

The project to be developed by the Joint Venture (the “Project”) will consist of: (i) a bauxite mine for the extraction of approximately 4,000,000 metric tons per year (mtpy) of bauxite from the Al Ba’itha bauxite deposit (the “Mine”) near Quiba in the northern part of the Kingdom of Saudi Arabia (the “Kingdom”); (ii) an alumina refinery with an initial capacity of 1,800,000 mtpy (the “Refinery”); (iii) a primary aluminum smelter with an initial capacity of 740,000 mtpy (the “Smelter”); and (iv) a rolling mill with initial capacity of 250,000 mtpy, which may be increased to 460,000 mtpy (the “Rolling Mill”). Future expansions of the Project are possible. The Refinery, Smelter and Rolling Mill will be constructed in an industrial area at Ras Az Zawr on the east coast of the Kingdom. The facilities will use critical infrastructure, including power generation derived from reserves of natural gas as well as port and rail facilities, developed by the Government of the Kingdom. First production from the Smelter and Rolling Mill is anticipated in 2013, and first production from the Mine and Refinery is expected in 2014.

JV Shareholders’ Agreement

To implement the Joint Venture and undertake the Project, the JV Shareholders’ Agreement provides that Ma’aden and Alcoa will form three limited liability companies (each, a “JV Company” and collectively, the “JV Companies”) under the laws of the Kingdom, one for the Mine and Refinery, one for the Smelter, and one for the Rolling Mill. Ma’aden will own a 60% interest in the Joint Venture and each of the three JV Companies. Alcoa (or its affiliate) (the “Alcoa Party”) will own a 40% interest in the Joint Venture and each of the three JV Companies through a special purpose vehicle controlled by Alcoa. Through this arrangement, Alcoa will have a 20% economic interest in the Joint Venture. See “SPV Financing Arrangements” below. Alcoa’s participation in the JV Company for the Mine and Refinery will be through an entity that is an Alcoa World Alumina and Chemicals (“AWAC”) affiliate. Alcoa owns 60% and Alumina Limited owns 40% of AWAC. Capital investment in the Project is expected to total approximately US$10.8 billion, subject to the completion of detailed feasibility studies and environmental impact assessments.

Following signing the JV Shareholders’ Agreement, the Alcoa Party is required to pay Ma’aden US$80,000,000 representing an entry payment in respect of the opportunity to participate in the Project (the “Entry Payment”), and US$55,000,000 representing the Alcoa Party’s pro rata share of certain agreed pre-incorporation costs incurred by Ma’aden before formation of the Joint Venture (the “Pre-Incorporation Costs”). Additional pre-incorporation costs incurred by Ma’aden will be reviewed and agreed upon by the parties, with the Alcoa Party responsible for its pro rata share based on its shareholder percentage, payable when the Project reaches financial closure.

Power for the Refinery, Smelter and Rolling Mill will be supplied under a gas allocation letter (the “Gas Allocation Letter”) in respect of the Project from Saudi Aramco, based on authorization of the Ministry of Petroleum and Mineral Resources of the Kingdom (the “Ministry of Petroleum”). The Gas Allocation Letter provides for gas to be tolled and power to be supplied to the Project from an adjacent power and water desalination plant being constructed by Saline Water Conversion Corporation, a Saudi government corporation, with the major tolling elements fixed at cost. The gas allocation is contingent on Project milestones and includes the potential for penalties if the Project milestones are not met, including (i) forfeiture of a US$350,000,000 letter of credit required to be provided to the Ministry of Petroleum (the “GAL Letter of Credit”) by Ma’aden (with the Alcoa Party responsible for its pro rata share) to ensure completion of the Refinery, (ii) forfeiture of the gas allocation if the Smelter is not completed, and (iii) a requirement for the Smelter to allocate 275,000 mtpy of aluminum to other entities determined by the Ministry of Petroleum if the milestones for the Rolling Mill are not met.

The Joint Venture will supply companies in the domestic Saudi market on arms’ length commercial terms and will work to promote and support the establishment of downstream industries in the Kingdom based on the products produced by the Smelter and/or the Rolling Mill. Ma’aden will act as the exclusive sales agent in the Kingdom for Alcoa’s (or its affiliates’) sales of primary aluminum to businesses within the Kingdom. Alcoa will act as Ma’aden’s sales agent for at least five years for the sale outside the Kingdom of a portion (intended to be in the range of 30-50%) of Ma’aden’s share of primary aluminum. During the period between the date on which the Smelter becomes operational and the date on which the Refinery begins to supply the Smelter’s requirements for alumina, upon request, the Alcoa Party will supply alumina to the Smelter at a market price formula to be agreed by the parties. Alcoa, through an AWAC affiliate, will also offer to market any excess alumina that the Mine and Refinery JV Company has available for sale from time to time, in return for a reasonable commission. Alcoa will also license certain refining, smelting and rolling mill technology to the Joint Venture at arms’ length royalties.

The initial term of the JV Shareholders’ Agreement and the Joint Venture will be thirty years, with an automatic extension for an additional twenty years, unless the parties agree otherwise or unless earlier terminated. The term is subject to additional extensions by successive ten-year periods by mutual agreement. Each JV Company will be formed for a period of fifty years, subject to extension.

Ma’aden and Alcoa may not sell, transfer or otherwise dispose of or encumber any of its respective transferable interests in the JV Companies except to an affiliate until after the fifth anniversary of the Commercial Production Date (as defined in the JV Shareholders’ Agreement) in respect of each of the Mine, Refinery, Smelter and Rolling Mill JV Companies, as applicable. After such fifth anniversary, the parties may transfer all (but not less than all) of their transferable interests in the JV Companies to a third party, subject to the non-transferring party having a right to match the third party’s offer.

Matters requiring shareholder approval will generally be by majority vote of the shareholders of each JV Company, except that a vote by shareholders holding not less than 75% of the share capital will be required for significant corporate changes, including, among others, amendments to the articles of association, changes in the shareholding structure, liquidation or winding up, merger, or sale or disposition of all or a substantial part of a JV Company’s business or assets. Each JV Company will be managed by a board of managers (the “Board”) consisting of five managers, three appointed by Ma’aden and two appointed by Alcoa. A Board quorum requires at least one manager appointed by each of Ma’aden and Alcoa to be present. Decisions requiring the affirmative vote of 75% of the managers include, among others, (i) the appointment, removal and remuneration of the senior officers of the JV Companies, (ii) approval of the Project construction and annual operating budgets and material changes thereto, (iii) approval of expansions, downstream project participation, or additional indebtedness beyond that contained in the financing plan or the Project budget, (iv) approval of long-term contracts with a term in excess of three years and a value in excess of US$50 million, (v) related party contracts, (vi) initial JV Company business conduct and conflict of interest policies and changes thereto, and (vii) contracts with agents who engage in lobbying and similar activities.

Upon the occurrence of an unremedied event of default by the Alcoa Party under the JV Shareholders’ Agreement, Ma’aden may purchase the Alcoa Party’s interest in the Joint Venture at a consideration that varies depending on the timing of the default. This purchase price ranges from US$1 if the Alcoa Party default occurs before formation of the JV Companies and increases to up to 85% of the fair market value (as determined by a three-valuer panel) if the Alcoa Party default occurs more than five years after the Commercial Production Date in respect of the Smelter and Rolling Mill, as more fully set forth in the JV Shareholders’ Agreement.

Upon the occurrence of an unremedied event of default by Ma’aden under the JV Shareholders’ Agreement, the Alcoa Party may sell its interest in the Joint Venture to Ma’aden for a consideration that varies depending on the timing of the default. The purchase price ranges from an amount equal to the Alcoa Party’s investment in the JV Companies (including recoupment of the Entry Payment) if the Ma’aden default occurs before the financial completion dates for the Smelter and Rolling Mill and increases to up to 100% of the fair market value (as determined by a three-valuer panel) if the Ma’aden default occurs after the Commercial Production Date in respect of the Smelter and Rolling Mill, as more fully set forth in the JV Shareholders’ Agreement.

The Project will arrange project financing, first for the Smelter and Rolling Mill, and subsequently for the Mine and Refinery. If definitive financing agreements in respect of the Smelter and the Rolling Mill have not been signed by December 31, 2010 (as such date may be extended) because the lenders materially changed the terms or did not offer otherwise acceptable terms, Ma’aden will have the right to purchase and to require the Alcoa Party to sell, or the Alcoa Party will have the right to sell and Ma’aden will be required to purchase, all of the Alcoa Party’s transferable interests in the Joint Venture. The consideration for such purchase of the Alcoa Party’s transferable interests will be based on the amount of the Alcoa Party’s investment at the time, plus the Entry Payment, with the payment by Ma’aden to the Alcoa Party deferred until Ma’aden actually achieves financial close in respect of the Project. That amount payable varies depending on the timing of the financial close achieved by Ma’aden following the transfer of the Alcoa Party’s transferable interests, ranging from 100% if Ma’aden achieves financial close within 15 months following the transfer of the Alcoa Party’s transferable interests to 0% if Ma’aden is unable to achieve financial close within 27 months. There are also arrangements under which, if the project financing provides for cross-defaults or cross-guarantees from the Smelter and Rolling Mill across to the Mine and Refinery, that Alumina Limited will be able to end its participation in the Mine and Refinery JV Company, with Alcoa purchasing its stake. This option must be exercised within 30 days of the closing of the financing for the Mine and Refinery, and Alcoa would pay a price that represents a capped discount to the capital invested by Alumina Limited to that point.

The JV Shareholders’ Agreement is subject to English law, with any disputes that cannot be resolved amicably subject to arbitration in London.

SPV Financing Arrangements

In planning to enter the Saudi market, Alcoa determined that the optimal course was to build on trusted existing relationships. Since Alcoa had a productive experience assessing the feasibility of an aluminum smelter elsewhere in the Kingdom, the Red Sea Aluminum Company (Redalco), Alcoa decided to continue working on this new project with several regional parties with whom it had previously collaborated.

On December 20, 2009, Alcoa and Aluminum Financing Limited, a company incorporated under the laws of the British Virgin Islands (the “Financier”), entered into a binding Closing Memorandum (the “Closing Memorandum”), attaching agreed forms of Note Purchase Agreements (the “SPV Note Purchase Agreement”) and of SPV Shareholders’ Agreements relating to each JV Company that would be entered into upon the conversion under the Note Purchase Agreement (the “SPV Shareholders’ Agreement”). The Closing Memorandum sets forth the terms on which the Alcoa Party and the Financier will cooperate in the formation of limited liability companies incorporated in Hong Kong (the “SPV Company”) to hold the Alcoa Party’s 40% ownership interest in the applicable JV Company and the Project under the JV Shareholders’ Agreement with Ma’aden. Three SPV Companies will be formed, and three SPV Note Purchase Agreements and three SPV Shareholders’ Agreements (effective upon conversion) will be entered into, one in relation to the Mine and Refinery JV Company, one in relation to the Smelter JV Company, and one in relation to the Rolling Mill JV Company. Alcoa’s participation in the Mine and Refinery SPV Company that will hold the Mine and Refinery JV Company will be through an AWAC affiliate. The summary below applies to each of the three Note Purchase Agreements and SPV Shareholders’ Agreements (collectively, the “SPV Financing Arrangements”).

Under the SPV Financing Arrangements, which will be characterized as temporary equity under US GAAP, legal ownership of 100% of the ordinary shares in the SPV Company will be held by the Alcoa Party, representing a 50% economic interest in the SPV Company, while the Financier will hold subordinated, participating convertible notes of the SPV Company (the “Notes”), also representing a 50% economic interest in the SPV Company.

The SPV Financing Arrangements require the Financier and the Alcoa Party to comply with, pay and/or perform, pro rata in accordance with their respective economic interest in the SPV Company, all obligations and responsibilities of the Alcoa Party set forth in the JV Shareholders’ Agreement in respect of the JV Company, including, among others, the Entry Payment, the payment of the Pre-Incorporation Costs, and the provision of the GAL Letter of Credit, as well as satisfying all deadlines under the JV Shareholders’ Agreement. There is an arrangement under which a portion of certain technology license fees paid by the JV Company to Alcoa are credited back to the Financier through the SPV Company.

Alcoa has provided a parent company guarantee to the Financier securing the Alcoa Party’s obligations under the SPV Financing Arrangements. Upon closing under each Note, the Financier will provide its pro rata share of the funding requirements of the SPV Company, responding to capital and shareholder loan calls by the JV Company, in the amount and form required by such funding call. The Financier has provided a guarantee from one of its major stakeholders, A. Abunayyan Trading Corporation, to Alcoa securing its obligations under the SPV Financing Arrangements. Any distribution from a JV Company in accordance with the JV Shareholders’ Agreement will entitle the Financier and the Alcoa Party to such distribution pro rata in accordance with its respective economic interest in the SPV Company. The Notes may not be transferred, assigned, disposed of or factored, and are redeemable or convertible only into shares in the SPV Company.

The SPV Financing Arrangements allow for the conversion of the Notes into ordinary shares of the SPV Company (the “Conversion”), beginning upon the applicable Commercial Production Date (as defined in the JV Shareholders’ Agreement) for each JV Company, or, if earlier, on the date of an initial public offering of the relevant JV Company. Until the Conversion, the Alcoa Party will appoint the directors and manage the affairs of the SPV Company, subject to prior agreement with the Financier on Reserved Matters protecting the Financier’s rights (the “Reserved Matters”). These Reserved Matters include a number of those matters that are subject to 75% shareholder or Board member approval under the JV Shareholders’ Agreement, as well as matters that would constitute significant corporate changes to the SPV Company, certain of which require a 75% approval under Hong Kong corporate law, including changes to the articles, scope, name, auditor, financial year, share structure, capital structure or borrowings (except as anticipated by the SPV Financing Arrangements), winding up or dissolution, acquisitions or dispositions of material assets or businesses or the establishment of subsidiaries, and the commencement or settlement of material litigation.

Following a Conversion, the SPV Shareholders’ Agreement will regulate the relationship between the Financier and the Alcoa Party. Each SPV Company will be managed by a board of four directors, two appointed by the Alcoa Party and two appointed by the Financier, with each director having one vote. The Alcoa Party will designate one of its directors to be the chairman of the board, who will have a casting vote in the event of an equality of votes, except on Reserved Matters. Reserved Matters will require approval by a special majority of the board, including at least one director appointed by the Alcoa Party and one by the Financier.

Under the SPV Shareholders’ Agreement, capital calls by the SPV Company to the Financier and to the Alcoa Party will occur consistent with capital calls issued by the JV Company pursuant to the JV Shareholders’ Agreement. The Financier and the Alcoa Party each will provide to the SPV Company, pro rata in accordance with its shareholder percentage, any required capital or shareholder loan in the form required by the JV Company and in identical form. Any distribution issued to the Alcoa Party in accordance with the JV Shareholders’ Agreement will entitle the Financier and the Alcoa Party to such distribution pro rata in accordance with its respective shareholder percentage in the SPV Company.

Under the SPV Shareholders’ Agreement, the Financier and the Alcoa Party may not transfer or otherwise dispose of, pledge or encumber any shares in the SPV Company (with limited exceptions) until two years after the Commercial Production Date (as defined in the JV Shareholders’ Agreement) for each SPV Company. After such period, either party will have the right to entertain offers from bona fide third parties for the purchase of all, but not less than all, of such party’s shares and shareholder loans in the SPV Company, subject to the non-transferring party having a right to match the third party’s offer.

Upon the occurrence of an unremedied event of default by the Financier under the SPV Shareholders’ Agreement, the Alcoa Party may purchase the Financier’s interest in the SPV Company at a consideration that varies depending on the timing of the default. This purchase price ranges from US$1 if the Financier default occurs before the Financing Completion Date (as defined in the JV Shareholders’ Agreement) in respect of the Smelter and Rolling Mill and increases to up to 85% of the fair market value (as determined by a three-valuer panel) if the Financier default occurs more than five years after the Commercial Production Date (as defined in the JV Shareholders’ Agreement) in respect of the Smelter and the Rolling Mill.

Upon the occurrence of an unremedied event of default by the Alcoa Party under the SPV Shareholders’ Agreement, the Alcoa Party’s right to receive distributions will be suspended. If a default by either the Financier or Alcoa results in a default by the SPV Company of its obligations under the JV Shareholders’ Agreement which would entitle Ma’aden to exercise its right to purchase the Alcoa Party’s interest in the JV Companies held by the SPV Company, and Ma’aden exercises that right, the compensation so paid by Ma’aden will be allocated such that the non-defaulting party receives the predominant portion of such compensation.

If the project financing for the Project requires the SPV Companies, or their owners, to provide commitments for the payment of interest or principal of the financing due to delays in the commissioning of the Project, Alcoa and the Financier will share this responsibility, with Alcoa assuming primary responsibility for any such completion guarantees. The Financier’s exposure for its 50% share of this will be limited to the first US$200 million of any such guarantees, and 10% of any amounts above this, provided that the Financier (i) has paid an agreed fee of up to $60 million to Alcoa, and (ii) has not elected to terminate this arrangement and assume full responsibility for its half of any completion guarantees.

The SPV Shareholders’ Agreement contains put and call mechanisms under which the Financier can require the Alcoa Party to purchase, or the Alcoa Party can require the Financier to sell, its interest in the SPV Companies. These options may be exercised in a window that opens two years after the Commercial Production Date (as defined in the JV Shareholders’ Agreement) for each SPV Company, and closes two years later. The option to sell the SPV Company holding the Rolling Mill JV Company may only be exercised simultaneously with, or after, the option to sell the SPV Companies holding the Mine and Refinery JV Company and the Smelter JV Company. Following a process involving a three-valuer panel to determine a fair market value, the transaction will be concluded within six to eighteen months, with the time of closing at the Alcoa Party’s option.

The SPV Shareholders’ Agreement also contains “tag-along” rights under which, if the Alcoa Party is selling its interests in the SPV Company to a third party (after the expiration of all required holding periods), the Financier may opt to sell its interests in the SPV Company at the same time, on the same terms and conditions.

The SPV Shareholders’ Agreement will remain in effect until the earlier of (i) the termination of the SPV Shareholders’ Agreement by either the Alcoa Party or the Financier in accordance with its terms, (ii) a mutually agreed decision not to participate in the Project, (iii) the date when the Alcoa Party or the Financier ceases to hold any shares in the SPV Company, or (iv) the winding up the SPV Company.

Forward-Looking Statements

Certain statements in this report relate to future events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about the expected effects, timing, benefits, cost-structure, capital investment, production dates, competitive advantages and synergies related to the joint venture and all other statements in this report, other than historical facts, constitute forward-looking statements. Forward-looking statements also include those containing such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “outlook,” “plan,” “project,” “should,” “will” or similar expressions. Forward-looking statements by their nature involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Alcoa or the joint venture to be different from those expressed or implied in the forward-looking statements. Alcoa disclaims any intention or obligation, other than as required by applicable law, to update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect current estimates, projections and expectations. Important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Alcoa and Ma’aden, include: (1) the risks associated with international joint ventures of this nature; (2) the impact of economic and aluminum industry conditions generally, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum, alumina and other products; (3) the risks associated with large infrastructure construction projects; (4) adverse changes in the financial markets affecting the ability of the joint venture to implement its financing plans or to achieve financial close for the various phases of the project; (5) the consequences of non-compliance with the timeline and other requirements under the energy supply arrangements for the joint venture; (6) the impact of legislative or regulatory requirements applicable to the transaction, or changes in such requirements, including changes in trade, tax, monetary and fiscal policies and laws; (7) the impact of changes in accounting standards, rules or interpretations; and (8) the impact of changes in foreign currency exchange rates, competitive factors or political conditions and risks in the U.S., Kingdom of Saudi Arabia or other countries relevant to the joint venture and the parties. The actual results or performance and expected benefits of the joint venture could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur or be completed, or if any of them do so, what impact they will have on the results of operations or financial condition of Alcoa. For a discussion of additional risks and uncertainties that may affect the future results of Alcoa, please see Alcoa’s Form 10-K for the year ended December 31, 2008, Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009 and other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/S/ NICHOLAS J. DEROMA
Name:	Nicholas J. DeRoma
Title:	Executive Vice President,
Chief Legal and Compliance Officer

Date: December 24, 2009